Exhibit 10.1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of the 29th day of October, 2018, by and among Global Ship Lease, Inc., a Marshall Islands corporation (the “Company”), KEP VI (Newco Marine), Ltd. and KIA VIII (Newco Marine), Ltd. (together, “Kelso”), CMA CGM S.A. (“CMA”), Management Investor Co. and Anmani Consulting Inc. (together, “Poseidon Management”), Marathon Founders, LLC (“Marathon”), Michael S. Gross (“Gross”) and Maas Capital Investments B.V. (“MAAS”) (each of Kelso, CMA, Poseidon Management, Marathon, Gross and MAAS, a “Shareholder” and collectively, the “Shareholders”) and shall become effective on the Closing Date (as defined below).

WHEREAS, the Company and certain of the Shareholders are parties to that certain Registration Rights Agreement entered into as of August 14, 2008 by and among the Company, Marathon, CMA and Marathon Investors, LLC (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”);

WHEREAS, pursuant to Section 6.6 of the Original Agreement, any amendment to the Original Agreement shall be binding upon each party to the Original Agreement that executes such amendment in writing; and each of the parties to the Original Agreement intend (assuming the occurrence of the mergers contemplated by the Merger Agreement (as defined below)), by executing this Agreement, to amend and restate the Original Agreement in its entirety;

WHEREAS, pursuant to the mergers contemplated by the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), among Poseidon Containers Holdings LLC, K&T Marine LLC, the Company and the other parties named therein, at the closing of the transactions contemplated by the Merger Agreement, (i) Kelso will hold shares of Series C Preferred Stock (“Kelso Preferred Shares”), (ii) CMA will hold shares of Common Stock (“CMA Shares”), (iii) Poseidon Management will hold shares of Common Stock (“Poseidon Management Shares”), (iv) Marathon and Gross will hold shares of Common Stock (“Marathon Shares”) and (v) MAAS will hold shares of Common Stock (“MAAS Shares”); and

WHEREAS, the Shareholders and the Company desire to enter into this Agreement concurrently with the execution of the Merger Agreement to, among other things, provide the Shareholders with certain rights relating to the registration of Registrable Securities (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that the portfolio companies of any Person that is organized as an investment fund, or similar vehicle, shall not be deemed Affiliates of such Person.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Block Sale” means a sale of Registrable Securities to one or several purchasers in a registered transaction by means of a transaction not involving Substantial Marketing Efforts, including the following: (i) a bought deal, (ii) a block trade, (iii) a direct sale, (iv) an underwritten overnight offering or (v) a similar transaction.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Closing Date” is defined in the Merger Agreement.

“CMA” is defined in the recitals to this Agreement.

“CMA Holders” is defined in Section 3.1.3.

“CMA Shares” is defined in the recitals to this Agreement.

“Commission” means the Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.

“Common Stock” means common stock of the Company (including Class A common stock and Class B common stock).

“Company” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 3.2.1.

“Demand Registration Joining Holder” is defined in Section 3.2.1.

“Demand Registration Triggering Holders” is defined in Section 3.2.1.

“Demanding Holder” is defined in Section 3.2.1.

“End of Suspension Notice” is defined in Section 4.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Gross” is defined in the recitals to this Agreement.

“Immediate Family Member” means any immediate family member (including a spouse, parent, child, grandchild, sibling, niece, nephew, first cousin, mother or father-in-law, son or daughter-in-law, or brother or sister-in-law), whether related by blood, marriage or adoption, of the Shareholder.

“Indemnified Party” is defined in Section 5.3.

“Indemnifying Party” is defined in Section 5.3.

“Kelso” is defined in the recitals to this Agreement.

“Kelso Common Shares” means the shares of Common Stock issued or issuable upon conversion of the Kelso Preferred Shares.

“Kelso Holders” is defined in Section 3.1.3.

“Kelso Preferred Shares” is defined in the recitals to this Agreement.

“Lock-Up Release Date” is defined in Section 2.1.

“MAAS” is defined in the recitals to this Agreement.

“MAAS Holders” is defined in Section 3.1.3.

“MAAS Shares” is defined in the recitals to this Agreement.

“Marathon” is defined in the recitals to this Agreement.

“Marathon Holders” is defined in Section 3.1.3.

“Marathon Shares” is defined in the recitals to this Agreement.

“Maximum Number of Securities” is defined in Section 3.2.3.

“Merger Agreement” is defined in the recitals to this Agreement.

“Merger Agreement Lock-Up” is defined in Section 2.1.

“Notices” is defined in Section 7.2.

“Original Agreement” is defined in the recitals to this Agreement.

“Other Substantial Company Efforts” means efforts that require the Company to deliver a negative assurance letter from counsel to the Company to any Underwriters or a comfort letter from its independent public accountants to any Underwriters.

“Piggy-Back Registration” is defined in Section 3.3.1.

“Permitted Transferee” is defined as (i) any officers, directors or employees of the Company; (ii) any Affiliate of such Shareholder, (iii) any recipient of the Registrable Securities transferred by operation of law to such recipient from a Shareholder or Permitted Transferee; (iv) any Immediate Family Member, provided that any transfer thereto is conducted for estate-planning purposes; and (v) any trust established solely for the benefit of the transferor and/or any Immediate Family Member.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity.

“Poseidon Management” is defined in the recitals to this Agreement.

“Poseidon Management Holders” is defined in Section 3.1.3.

“Poseidon Management Shares” is defined in the recitals to this Agreement.

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registrable Securities” means all Kelso Preferred Shares, Kelso Common Shares, CMA Shares, Poseidon Management Shares, Marathon Shares and MAAS Shares (and any additional securities that may be issued or distributed or be issuable in respect of any such shares by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, exchange, recapitalization or reclassification or similar transactions); provided, that any such Registrable Securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder), and (if certificated) new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities have been transferred to a Person that is not a Permitted Transferee or (d) such securities shall have ceased to be outstanding. When the term Registrable Securities is used herein (i) to determine whether Kelso is a Shareholder or a holder of Registrable Securities, (ii) to calculate the majority-in-interest of the holders of Registrable Securities, Shelf Takedown Triggering Holders, Shelf Takedown Holders, Demand Registration Triggering Holders or Demanding Holders, (iii) to calculate the number of Registrable Securities held or beneficially owned by the Shareholders generally or Kelso specifically or (iv) in any other provision where the context requires a similar calculation or determination, the number of Registrable Securities held or beneficially owned by Kelso shall be deemed to be, solely for purposes of this Agreement and not for any other purpose, the shares of Common Stock issued or issuable upon conversion of the Kelso Preferred Shares.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form F-4 or Form F-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series C Preferred Stock” is defined in the Merger Agreement.

“Shareholder” is defined in the recitals to this Agreement.

“Shelf Registration Statement” means any shelf registration statement referred to in Section 3.1.1 filed on Form F-3, Form S-3 or any successor form thereto (which, if the Company is eligible to file such, shall be as an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

“Shelf Takedown” is defined in Section 3.1.3.

“Shelf Takedown Holder” is defined in Section 3.1.3.

“Shelf Takedown Joining Holder” is defined in Section 3.1.3.

“Shelf Takedown Triggering Holders” is defined in Section 3.1.3.

“Substantial Marketing Efforts” means marketing efforts that require the Company’s management to participate in meetings with prospective investors over a period of more than 48 hours; provided, however, that management’s participation in a reasonable number of telephone conferences with prospective investors over a period of 48 hours or less shall not constitute Substantial Marketing Efforts.

“Suspension” is defined in Section 4.1.1.

“Suspension Notice” is defined in Section 4.1.1.

“Triggering Holder” is defined in Section 3.2.1.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. LOCK-UP.

2.1 Each Shareholder agrees with the Company that it will not, directly or indirectly, offer, sell, contract to sell, transfer, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Registrable Securities (or any interest therein) (other than to Affiliates of such Shareholder who agree to be similarly bound) (the “Merger Agreement Lock-Up”) between the Closing Date and the date that is six months after the Closing Date (such date, the “Lock-Up Release Date”); provided that if the Company waives the Merger Agreement Lock-Up or modifies the Lock-Up Release Date for any of the Company’s stockholders, then the Company shall (i) notify all Shareholders subject to the Merger Agreement Lock-Up in writing of such waiver or modification no later than two (2) Business Days following such waiver or modification, and (ii) similarly waive the Merger Agreement Lock-Up or modify the Lock-Up Release Date for each such Shareholder.

3. REGISTRATION RIGHTS.

3.1 Shelf Registration.

3.1.1 Shelf Registration Statement. Subject to Section 4.1.1 hereof, no later than the Lock-Up Release Date, the Company shall prepare and file with the Commission pursuant to Rule 415 under the Securities Act a Shelf Registration Statement to register the offer and resale of all Registrable Securities by any Shareholder in accordance with the methods of distribution set forth in the “Plan of Distribution” section that has been provided by the Shareholders. The Company shall use its best efforts to cause each Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act. For so long as any Registrable Securities remain outstanding, the Company shall use its best efforts to maintain the effectiveness of each Shelf Registration Statement for the maximum period permitted by the rules and regulations of the Commission, and shall replace any Shelf Registration Statement at or before expiration, if applicable, with a successor effective Shelf Registration Statement. The Company will promptly give written notice of the filing and effectiveness of each Shelf Registration Statement to all holders of Registrable Securities. Registrations effected pursuant to this Section 3.1.1 shall not be counted as Demand Registrations effected pursuant to Section 3.2.1.

3.1.2 [Reserved.]

3.1.3 Request for Shelf Takedown. At any time and from time to time on or after the Lock-Up Release Date, any of (i) the holders of a majority-in-interest of the Kelso Preferred Shares held by Kelso and Permitted Transferees of Kelso (the “Kelso Holders”), (ii) the holders of a majority-in-interest of the CMA Shares held by CMA and the Permitted Transferees of CMA (the “CMA Holders”), (iii) the holders of a majority-in-interest of the Poseidon Management Shares held by Poseidon Management and the Permitted Transferees of Poseidon Management (the “Poseidon Management Holders”), (iv) the holders of a majority-in-interest of the Marathon Shares held by Marathon and the Permitted Transferees of Marathon (the “Marathon Holders”) and (v) the holders of a majority-in-interest of the MAAS Shares held by MAAS and the Permitted Transferees of MAAS (the “MAAS Holders”) (all holders triggering such offering are referred to collectively as the “Shelf Takedown Triggering Holders”) may make a written demand for an offering of all or part of their Registrable Securities (a “Shelf Takedown”), which, without limitation, may include a Block Sale or may be in the form of an underwritten offering with Substantial Marketing Efforts. The number of requests for Shelf Takedowns by a Shelf Takedown Triggering Holder shall be unlimited; provided, however, that the Company shall not be obligated to effect more than the number of Shelf Takedowns involving Substantial Marketing Efforts (which Substantial Marketing Efforts the Company agrees to undertake if requested by the Shelf Takedown Triggering Holders) or Other Substantial Company Efforts (which Other Substantial Company Efforts the Company agrees to undertake if requested by the Shelf Takedown Triggering Holders) set forth in the next sentence; provided that the expected aggregate gross proceeds for such Shelf Takedown involving Substantial Marketing Efforts or Other Substantial Company Efforts are at least $5,000,000 (taking into account all Shelf Takedown Joining Holders) or alternatively the Registrable Securities to be offered constitute all the Registrable Securities held by such Shelf Takedown Triggering Holder(s) and provided, further, that the Company shall not be required to accommodate more than one (1) such Shelf Takedown involving Substantial Marketing Efforts every calendar quarter. Shelf Takedowns that include

Substantial Marketing Efforts or Other Substantial Company Efforts shall be limited to: six (6) Shelf Takedowns in which the Kelso Holders are Shelf Takedown Triggering Holders; three (3) Shelf Takedowns in which the CMA Holders are Shelf Takedown Triggering Holders; two (2) Shelf Takedowns in which the Poseidon Management Holders are Shelf Takedown Triggering Holders; two (2) Shelf Takedowns in which the Marathon Holders are Shelf Takedown Triggering Holders; and one (1) Shelf Takedown in which the MAAS Holders are Shelf Takedown Triggering Holders. Notwithstanding anything herein to the contrary, if any Shelf Takedown Triggering Holder is ultimately unable, due to the application of Section 3.2.3, to offer at least 75% of the Registrable Securities included in the Shelf Takedown Triggering Holder’s written demand for an offering, such offering shall not count toward the number of Shelf Takedowns involving Substantial Marketing Efforts or Other Substantial Company Efforts. Any demand for a Shelf Takedown shall specify the number and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Subject to Section 3.5, in which case no such notice shall be required, the Company will promptly (and in any event within three (3) Business Days) notify all holders of Registrable Securities of any request for a Shelf Takedown pursuant to this Section 3.1.3, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in such Shelf Takedown and is otherwise permitted to do so under this Agreement (each such holder, a “Shelf Takedown Joining Holder”; the Shelf Takedown Joining Holders and the Shelf Takedown Triggering Holders, collectively, the “Shelf Takedown Holders” and each, a “Shelf Takedown Holder”) shall so notify the Company within two (2) Business Days after the receipt by the holder of the notice from the Company. Upon any such request, such holders shall be entitled to have their Registrable Securities included in the Shelf Takedown, subject to Section 3.2.3, Section 3.2.4 and Section 4.1.1.

3.2 Demand Registration.

3.2.1 General Request for Registration. At any time and from time to time on or after the Lock-Up Release Date, any of the Kelso Holders, the CMA Holders, the Poseidon Management Holders, the Marathon Holders and the MAAS Holders (all holders triggering such registration are referred to collectively as the “Demand Registration Triggering Holders”) may make a written demand for a resale registered under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”), which may be in the form of an underwritten offering; provided that: (i) the Shelf Registration Statement with respect to a Demand Registration Triggering Holder is not effective or available for use as contemplated under Section 3.1.3; (ii) the Registrable Securities requested to be registered in any Demand Registration (excluding any registration effected pursuant to Section 3.1.1) must have an aggregate offering value reasonably expected to exceed $15,000,000 (taking into account all Demand Registration Joining Holders) or be all the Registrable Securities held by such Demand Registration Triggering Holder; and (iii) the Company shall not be required to accommodate more than one (1) such Demand Registration every calendar quarter. Any demand for a Demand Registration shall specify the number and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of any demand pursuant to this Section 3.2.1 within five (5) Business Days, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in such Demand Registration and is otherwise permitted to do so under this Agreement (each such holder, a “Demand Registration Joining Holder”; the Demand Registration Joining Holders and the Demand Registration Triggering Holders, collectively, the “Demanding Holders” and each, a “Demanding Holder”) shall so notify the Company within ten (10) Business Days after the receipt by the holder of the notice from the Company. Upon any such request, the Demand Registration Joining Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 3.2.3, Section 3.2.4 and Section 4.1.1. Notwithstanding the foregoing, the Company shall not be obligated to effect more than the following number of Demand Registrations: six (6) Demand Registrations in which the Kelso Holders are Demand Registration Triggering Holders; three (3) Demand Registrations in which the CMA Holders are Demand Registration Triggering Holders; two (2) Demand Registration in which the Poseidon Management Holders are Demand Registration Triggering Holders; two (2) Demand Registration in which the Marathon Holders are Demand Registration Triggering Holders; and one (1) Shelf Takedown in which the MAAS Holders are Demand Registration Triggering Holders. Notwithstanding anything herein to the contrary, if any Demand Registration Triggering Holder is ultimately unable, due to the application of Section 3.2.3, to offer at least 75% of the Registrable Securities included in the Demand Registration Triggering Holder’s written demand for an offering, such offering shall not count toward the number of Demand Registrations which the Company is obligated to effect pursuant to the previous sentence.

3.2.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) with respect to a Demand Registration, a majority-in-interest of the Demand Registration Triggering Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is otherwise terminated.

3.2.3 Reduction of Offering. If the managing Underwriter or Underwriters for a Shelf Takedown or Demand Registration that is to be an underwritten offering advise the Company and the holders participating in such offering in writing that the dollar amount or number of Registrable Securities which the holders desire to sell taken together with all other shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other holders of the Company’s securities who desire to sell securities, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Shelf Takedown or Demand Registration:

(i) first, the Registrable Securities as to which the Shelf Takedown or Demand Registration has been requested (pro rata based on the number of Registrable Securities which such Shelf Takedown Holders or Demanding Holders have requested be included in such offering or registration, regardless of the number of Registrable Securities with respect to which such Shelf Takedown Holders or Demanding Holders have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

3.2.4 Withdrawal. In the case of a Shelf Takedown or Demand Registration, any Shelf Takedown Holder or Demanding Holder may elect to withdraw all or any portion of such holder’s Registrable Securities from any offering with respect to such Shelf Takedown or Demand Registration by giving written notice to the Company and the Underwriter(s), if any, of its request to withdraw prior to the launch of such offering. If a majority-in-interest of the Shelf Takedown Triggering Holders or Demand Registration Triggering Holders withdraws from a proposed offering relating to a Shelf Takedown or Demand Registration, the Company need not proceed with the offering for the benefit of the other Shelf Takedown Holders or Demanding Holders under Section 3.1.3 or 3.2.1 hereof. If the majority-in-interest of the Shelf Takedown Triggering Holders or Demand Registration Triggering Holders withdraws from a proposed offering relating to a Shelf Takedown or Demand Registration in accordance with this Section 3.2.4, then such registration shall not count as a Demand Registration provided for in Section 3.2.1 hereof or toward the number of Shelf Takedowns involving Substantial Marketing Efforts or Other Substantial Company Efforts (if applicable) provided for in Section 3.1.3 hereof.

3.3 Piggy-Back Registration.

3.3.1 Piggy-Back Rights. If at any time on or after the Lock-Up Release Date, the Company proposes to conduct an offering registered under the Securities Act of equity securities or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, either exclusively for its own account and/or for shareholders of the Company for their account, other than (i) an offering pursuant to a Registration Statement filed in connection with any employee stock option or other benefit plan, (ii) an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) an offering of debt or preferred equity that is convertible into equity securities of the Company or (iv) pursuant to a Registration Statement for a dividend reinvestment plan, then the Company shall (a) give written notice of such proposed offering to the holders of Registrable Securities as soon as practicable (but in no event less than ten (10) Business Days before the anticipated launch date), which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering, and (b) offer to each holder of Registrable Securities in such notice the opportunity to register the sale of such number and type of Registrable Securities as such holder of Registrable Securities may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”).

(i) Subject to Section 3.3.2 hereof, the Company shall cause such Registrable Securities requested in writing by holders of Registrable Securities to be included in such offering and shall use its best efforts to cause the managing Underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested by holders of Registrable Securities to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

(ii) All holders of Registrable Securities who propose to distribute securities through a Piggy-Back Registration that involves any Underwriter(s) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggy-Back Registration.

3.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advise the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock or other securities which the Company desires to sell, taken together with the Registrable Securities as to which registration has been requested under this Section 3.3, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities as to which registration has been requested pursuant to this Section 3.3 (pro rata based on the number of Registrable Securities each such holder of Registrable Securities has actually requested be included in such registration, regardless of the number of Registrable Securities with respect to which such holders of Registrable Securities have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Securities and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities, if any, of Persons other than the holders of Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of such Persons (pro rata based on the number of shares of Common Stock and other securities which each such Person has actually requested be included in such registration, regardless of the number of shares of Common Stock or other securities with respect to which such Persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Securities.

3.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a Registration Statement for an offering proposed to be conducted pursuant to Section 3.3.1 at any time prior to the effectiveness of the Registration Statement, in which case the Company shall give written notice of such election to the holders of Registrable Securities as soon as practicable. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 4.3.

3.4 Underwritten Offering.

3.4.1 If a majority-in-interest of the Shelf Takedown Triggering Holders or Demand Registration Triggering Holders so elect, and such holders so advise the Company as part of their written demand for a Shelf Takedown or a Demand Registration, respectively, the offering of Registrable Securities pursuant thereto shall be in the form of an underwritten offering. The managing Underwriter(s) to be used in connection with any such underwritten offering shall be selected by a majority-in-interest of the Shelf Takedown Triggering Holders or Demand Registration Triggering Holders, as applicable, subject to the prior written consent of the Company, such consent not to be unreasonably withheld or delayed. A majority-in-interest of the Shelf Takedown Triggering Holders or Demand Registration Triggering Holders, as applicable, shall also have the right to determine the plan of distribution and select counsel for the holders of Registrable Securities participating in the offering.

3.4.2 If requested by the managing Underwriter(s) for any Shelf Takedown or Demand Registration that is to be an underwritten offering, the Company shall enter into a customary underwriting agreement with the Underwriter(s) for such offering containing such representations and warranties by the Company and such other terms as are customary in agreements of that type, including, without limitation, customary indemnification obligations of the Company.

3.4.3 All holders of Registrable Securities who propose to distribute their Registrable Securities through such an underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter(s).

3.5 Block Sales. If a holder of Registrable Securities wishes to engage in a Block Sale, then, notwithstanding any other provisions hereunder, no other holder of Registrable Securities shall be entitled to receive any notice of or have its Registrable Securities included in such Block Sale.

4. REGISTRATION PROCEDURES.

4.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 3, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable and to effect the following in connection with any such request:

4.1.1 Filing Registration Statement; Suspension. The Company shall, as expeditiously as possible (and in any event, within thirty (30) days after receipt of a request for a Demand Registration pursuant to Section 3.2.1), prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof. The Company shall use its best efforts to cause such Registration Statement to promptly be declared effective or otherwise become effective and remain effective for the period required by Section 4.1.3; provided, however, that the Company shall have the right to defer any Demand Registration or postpone the commencement of a Shelf Takedown (or suspend the continued use of a Shelf Registration Statement) for up to forty-five (45) days (a “Suspension”) in any 180-day period if the Company shall furnish to the holders of Registrable Securities a certificate (a “Suspension Notice”) signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, the effectiveness of a Registration Statement, the commencement of a Shelf Takedown or the continued use of a Shelf Registration Statement both would be materially detrimental to the Company and its shareholders for such Registration Statement or offering to be effected at such time and would require public disclosure by the Company of material nonpublic information. Promptly following its becoming aware of the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, the Company shall (i) use its commercially reasonable efforts to amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary to cause the Registration Statement to become effective or to allow the commencement of the Shelf Takedown or the use of the Shelf Registration Statement to recommence as promptly as possible, as applicable, and (ii) promptly provide written notice to the holders of Registrable Securities (or a representative of such holders) (an “End of Suspension Notice”) of (A) the Company’s decision to commence such Shelf Takedown or the recommencement of the use of the Shelf Registration Statement following such Suspension and (B) the commencement of such Shelf Takedown, if applicable. The Company shall not have the right to effect a Suspension more than once in any 180-day period.

4.1.2 Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.

4.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments and supplements to a Registration Statement and the Prospectus used in connection therewith, as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earliest of (i) the date that all Registrable Securities, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement, (ii) the date that the registration of such securities has been withdrawn, (iii) in the case of a Demand Registration or a Piggy-Back Registration, the lapse of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court and (iv) in the case of a Shelf Registration Statement, the expiration of such Shelf Registration Statement.

4.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information; and (v) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement, and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, other than documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

4.1.5 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other State authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1.5, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction where it is not then so subject.

4.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The holders of Registrable Securities participating in an offering of Registrable Securities, at their option, may require that the representations, warranties and covenants of the Company in any underwriting agreement that are made to or for the benefit of any Underwriters, to the extent applicable, also be made to and for the benefit of such holders. For the avoidance of doubt, the holders of Registrable Securities may not require the Company to accept terms, conditions or provisions in any such agreement that both are not customary and the Company determines are not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein.

4.1.7 Cooperation. The principal executive officer(s) of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

4.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in a Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

4.1.9 Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a copy of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter.

4.1.10 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority-in-interest of the Registrable Securities that are included in such registration; provided, however, that the Company shall not be required to list any Series C Preferred Stock unless Kelso reasonably requests it and the Series C Preferred Stock would satisfy the listing requirements of the exchange upon which the Common Stock is listed.

4.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1.4(v), or, in the case of a resale registration on a Shelf Registration Statement pursuant to Section 3.1 hereof, upon any Suspension, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 4.1.4(v) or an End of Suspension Notice as provided for herein.

4.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 3.2.1, any Piggy-Back Registration pursuant to Section 3.3, and any registration on a Shelf Registration Statement effected pursuant to Section 3.1, and all other costs and expenses incurred in performing or complying with the Company’s other obligations under this Agreement, whether or not any Registration Statement becomes effective or an offering is consummated, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities); (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses); (iv) all expenses related to any “road show” including the reasonable out-of-pocket expenses of the selling shareholders; (v) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (vi) the fees and expenses incurred in connection with the listing of the Registrable Securities, as required by Section 4.1.10; (vii) Financial Industry Regulatory Authority fees; (viii) the expense of any Securities Act liability insurance or similar insurance; (ix) the expense of any annual audit or quarterly review; (x) fees, expenses and disbursements of counsel for the Company; (xi) fees, expenses and disbursements of independent certified public accountants retained by the Company (including the expenses or costs associated with any special audit required and the delivery of any opinions or comfort letters requested pursuant to Section 4.1.9); (xii) fees, expenses and disbursements of any special experts or other Persons retained by the Company; and (xiii) reasonable and documented fees and expenses of one legal counsel selected by the holders of a majority-in-interest of Shelf Takedown Triggering Holders or Demand Registration Triggering Holders, as applicable, pursuant to Section 3.4.1, or otherwise selected by the holders of a majority-in-interest of the Registrable Securities that are included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holders.

4.4 Holder Obligations. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or any managing Underwriter(s), in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Agreement. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

4.4.1 Notwithstanding anything herein to the contrary, no holder of Registrable Securities may participate in any underwritten offering pursuant to this Agreement unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis reasonably provided in any underwriting agreement pertaining to such registration or offering and (ii) completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company; provided that the indemnity obligations of any holder of Registrable Securities shall be limited as set forth in Section 5.

4.4.2 In addition, in connection with any Piggy-Back Registration hereunder, each Shareholder agrees not to directly or indirectly, offer, sell, contract to sell, transfer, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of capital stock of the Company (other than to Affiliates of such Shareholder who agree to be similarly bound), for a period beginning on the tenth Business Day following the date of written notice of a Piggy-Back Registration pursuant to Section 3.3.1 and ending on the date that is 90 days after the effective date of such Piggy-Back Registration; provided that such Shareholder shall only be subject to the restriction set forth in this Section 4.4.2 if the directors and officers of the Company are subject to a lock-up obligation to the underwriters of the offering and the length of such lock-up for such Shareholder shall be no longer than the shortest lock-up of any such directors and officers; provided, further, that if the Company or the underwriters of such Piggy-Back Registration waive or shorten the lock-up period for any of the Company’s officers, directors or stockholders, then (i) all Shareholders subject to such lock-up shall receive notice of such waiver or modification no later than two (2) Business Days following such waiver or modification, and (ii) such lock-up will be similarly waived or shortened for each such Shareholder. Notwithstanding anything to the contrary set forth above, in connection with a Block Sale, no holder of Registrable Securities shall be subject to a lock-up agreement, other than, if requested by the managing Underwriter(s) for such offering, a holder of Registrable Securities that is participating in such Block Sale.

4.4.3 No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties or covenants in the underwriting agreement except as reasonably requested by the Company; provided that no holder of Registrable Securities shall be required by any underwriting agreement to make any representations or warranties to or covenants with the Company or the underwriters other than customary representations, warranties or covenants regarding such holder, the ownership of such holder’s Registrable Securities and such holder’s intended method or methods of disposition and any other representation required by law.

4.4.4 Holders of Registrable Securities shall agree to such indemnification and contribution obligations for selling shareholders as are customarily contained in underwriting agreements of that type; provided that no holder of Registrable Securities shall be required to agree to or furnish any indemnity to any Person that is broader than the indemnity agreed to and furnished by such holder pursuant to Section 5.2.

5. INDEMNIFICATION AND CONTRIBUTION.

5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, managers, shareholders, attorneys and agents, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) a Shareholder and each other holder of Registrable Securities, from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any related free writing prospectus or any amendment or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, related free writing prospectus or any such amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

5.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, with respect to any Registration Statement where Registrable Securities were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, to the extent that such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any related free writing prospectus or any amendment or supplement to the Registration Statement or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that such selling holder shall be subject to such liability only to the extent that the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein. The Company and the holders of Registrable Securities hereby acknowledge and agree that, unless a selling holder requests in writing that additional information be included in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus, any related free writing prospectus or any amendment or supplement thereto, the only information furnished to the Company for use in any such document will consist of no more than those statements specifically relating to (a) the number of Registrable Securities beneficially owned by such selling holder and its Affiliates to be registered and/or sold in the registration and/or offering and (b) the name and address of such selling holder and other information with respect to such selling holder (excluding percentages) that appear in the footnotes to the selling stockholder section in any applicable preliminary Prospectus or final Prospectus. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or Section 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent that the Indemnifying Party is actually and materially prejudiced by reason of such delay or failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (which shall not be unreasonably withheld or delayed) or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

5.4 Contribution.

5.4.1 If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 5.3, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. OTHER AGREEMENTS.

6.1 Rule 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the Exchange Act and shall use its best efforts to take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto.

6.2 Limitation on Future Registration Rights. The Company covenants that it shall not, without the prior written consent of the majority-in-interest of holders of Registrable Securities, grant (or enter into any agreement to grant) to any Person any registration rights that provide rights that would reduce the number of Registrable Securities that the holders of Registrable Securities can include in any registration or offering pursuant to Section 3 hereof.

7. MISCELLANEOUS.

7.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder in accordance with applicable law. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Shareholder or holder of Registrable Securities or of any assignee of the Shareholder or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any Persons that are not a party hereto other than as expressly set forth in Section 5 and this Section 7.1.

7.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 7.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Global Ship Lease, Inc.

c/o Global Ship Lease Services Ltd.

Portland House

Stag Place

London SW1E 5RS

Attention: Chief Executive Officer

To a Shareholder, to the address set forth below such Shareholder’s name on the signature pages hereof,

with a copy to, in the case of any Notice to Kelso:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Michael Civale, Esq.

                 Dwight Yoo, Esq.

with a copy to, in the case of any Notice to Marathon or Gross:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attention: Alice Hsu, Esq.

7.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) shall constitute the entire agreement of the parties with respect to the subject matter hereof and, on the Closing Date, shall supersede the Original Agreement and all other prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

7.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

7.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

7.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, any Shareholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

7.10 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the holders of the Registrable Securities irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the holders of the Registrable Securities irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the holders of the Registrable Securities agree that service of process at each parties respective addresses as provided for in Section 7.2 above shall be deemed effective service of process on such party.

7.11 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

7.12 Effectiveness; Termination. This Agreement shall be effective as of the Closing Date. If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall terminate and be null and void ab initio and the Original Agreement shall continue in effect and shall not be deemed to be amended, modified, terminated or otherwise affected without any further action of the parties thereto. If this Agreement is terminated pursuant to this Section 7.12, this Agreement shall immediately then be terminated and be of no further force and effect, except that the provisions set forth in Section 4.3, Section 5 and this Section 7 shall survive such termination.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name: Ian J. Webber
Title: Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

SHAREHOLDERS:

KEP VI (NEWCO MARINE), LTD.

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Director

KEP VI (Newco Marine), Ltd. c/o Kelso & Company L.P. 320 Park Avenue, 24th Floor
New York, New York 10022
Fax: (212) 223-2379
Attention (email): James J. Connors II (jconnors@kelso.com)

KIA VIII (NEWCO MARINE), LTD.

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Director

KIA VIII (Newco Marine), Ltd. c/o Kelso & Company L.P. 320 Park Avenue, 24th Floor
New York, New York 10022
Fax: (212) 223-2379
Attention (email): James J. Connors II (jconnors@kelso.com)

[Signature Page to Amended and Restated Registration Rights Agreement]

CMA CGM S.A.

By:	/s/ David Parlongue
Name: David Parlongue
Title: VP Strategy

CMA CGM S.A. 4, quai d’Arenc 13235
Marseille cedex 02
FRANCE

MANAGEMENT INVESTOR CO.

By:	/s/ Dimitrios Tsiaklagkanos
Name: Dimitrios Tsiaklagkanos
Title: Director

c/o Technomar Shipping Inc
Menadrou 3-5 Kifisia 14561
Greece emails: georgey@technomar.gr; mdanezi@technomar.gr; tpsaropoulos@technomar.gr

ANMANI CONSULTING INC.

By:	/s/ Georgios Giouroukos
Name: Georgios Giouroukos
Title: Sole Director

c/o Technomar Shipping Inc
Menadrou 3-5 Kifisia 14561
Greece emails: georgey@technomar.gr; mdanezi@technomar.gr; tpsaropoulos@technomar.gr

[Signature Page to Amended and Restated Registration Rights Agreement]

MARATHON FOUNDERS, LLC

By:	/s/ Michael S. Gross
Michael S. Gross
Managing Member

Marathon Founders, LLC 500 Park Avenue
New York, NY 10022

MICHAEL S. GROSS

By:	/s/ Michael S. Gross
Michael S. Gross

c/o Marathon Founders, LLC 500 Park Avenue
New York, NY 10022

MAAS CAPITAL INVESTMENTS B.V.

By:	/s/ Mark Ras
Name: Mark Ras
Title: Director

By:	/s/ Jurcell Virginia
Name: Jurcell Virginia
Title: Managing Director

ITO Toren 21st floor
Gustav Mahlerplein 106 1082 MA Amsterdam
The Netherlands
PO Box 283 1000 EA Amsterdam
HC 2101 email: mar.ras@maascapital.nl

[Signature Page to Amended and Restated Registration Rights Agreement]